UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C
Information Statement Pursuant to Section 14(c) of the
Securities Exchange Act of 1934

Check the appropriate box:

[X]	Preliminary Information Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
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Flux Power Holdings, Inc.
(Exact name of registrant as specified in charter)

Nevada
(State or other jurisdiction of incorporation)

000-25909	86-0931332
(Commission File Number)	(IRS Employer Identification No.)

985 Poinsettia Ave., Suite A
Vista, California 92081
(Address of principal executive offices and zip code)

760-741-3589
(Registrant’s telephone number including area code)

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FLUX POWER HOLDINGS, INC.
985 Poinsettia Ave., Suite A
Vista, California 92081

NOTICE OF STOCKHOLDER ACTION BY WRITTEN CONSENT

Dear Stockholders:

Flux Power Holdings, Inc., a Nevada corporation (the “Company”), hereby notifies our stockholders of record who hold shares of our common stock (“Stockholders of Record”) as of the close of business on July 23, 2018 (the “Record Date”), that our Board of Directors and a controlling stockholder holding a majority of our outstanding voting capital stock have approved an amendment to our 2014 Equity Incentive Plan to (i) increase the maximum number of available shares under the Plan to 10,000,000 shares, and (ii) in connection with Section 162(m) of the Internal Revenue Code, increase the maximum number of shares with respect to one or more options that may be granted during any one fiscal year under the Plan to any one participant to 1,000,000 (collectively the “Plan Amendments”).

The Plan Amendments were unanimously approved by our Board of Directors on October 26, 2017. On July 23, 2018, a stockholder holding 15,992,399 shares of our common stock, representing approximately 51.5% of the voting power of our outstanding capital stock, approved the Plan Amendments by written consent in accordance with Nevada Revised Statutes (the “NRS”).

NO VOTE OR OTHER ACTION OF THE COMPANY’S STOCKHOLDERS IS REQUIRED IN CONNECTION WITH THIS NOTICE AND ACCOMPANYING INFORMATION STATEMENT.

WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY.

No action is required by you. We anticipate that the Plan Amendments will be effective as soon as practicable but not earlier than at least twenty (20) days from the date this Notice and accompanying Information Statement are first mailed to our Stockholders of Record. You are urged to read the accompanying Information Statement in its entirety for a description of the Plan Amendments. This Notice and the accompanying Information Statement are first being mailed to our Stockholders of Record on or about July___, 2018. This Notice and the accompanying Information Statement are being furnished only to inform our stockholders of the Plan Amendments in accordance with the Nevada Revised Statutes, our Amended and Restated Bylaws and Rule 14c-2 of the Securities Exchange Act of 1934, as amended.

Please feel free to call us at (760) 741-3589 should you have any questions on the Plan Amendments discussed in the accompanying Information Statement.

Dated: July ___, 2018

By the Order of the Board of Directors

Ronald Dutt
Chief Executive Officer, President, Interim Chief Financial Officer & Director

FLUX POWER HOLDINGS, INC.
985 Poinsettia Ave., Suite A
Vista, California 92081
Telephone (760) 741-3589

INFORMATION STATEMENT

THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN.

WE ARE NOT ASKING YOU FOR A PROXY
AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

GENERAL INFORMATION

This Information Statement is being furnished to the stockholders of Flux Power Holdings, Inc., a Nevada corporation, who are the record holders of common stock, par value $0.001 (“Common Stock”) as of the close of business on July 23, 2018, to advise them that our Board of Directors (“Board”) and a controlling stockholder holding a majority of our outstanding voting capital stock have approved an amendment to our 2014 Equity Incentive Plan (“2014 Plan”) to (i) increase the maximum number of available shares under the Plan to 10,000,000 shares, and (ii) in connection with Section 162(m) of the Internal Revenue Code (“Code”), increase the maximum number of shares with respect to one or more options that may be granted during any one fiscal year under the Plan to any one participant to 1,000,000 (collectively the “Plan Amendments”).

The Plan Amendments were unanimously approved by our Board of Directors on October 26, 2017. On July 23, 2018, a stockholder, which is controlled and beneficially owned by Michael Johnson (our director), holding 15,992,399 shares of our common stock, which represents approximately 51.5% of the voting power of our outstanding capital stock (the “Majority Stockholder”), approved the Plan Amendments by written consent in accordance with Nevada Revised Statutes (the “NRS”).

As used herein (except as expressly indicated or unless the context otherwise requires), references to the “Company,” “we,” “our” and “us” refer to Flux Power Holdings, Inc.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

The Board has fixed the close of business on July 23, 2018 as the record date (the “Record Date”) for the determination of stockholders who are entitled to receive notice of the Plan Amendment, this Information Statement, and vote on the Plan Amendments (“Stockholders of Record”).

As of July 23, 2018, the Company’s authorized capitalization consisted of 300,000,000 shares of Common Stock, of which 31,060,027 shares of Common Stock were issued and outstanding and 5,000,000 shares of preferred stock, par value $0.001, of which none were issued and outstanding. Each share of Common Stock entitles its holder to one vote on each matter submitted to the stockholders. The Majority Stockholder, holding 15,992,399 shares of Common Stock, which represents 51.5% of the voting power of the outstanding capital stock of the Company, approved the Plan Amendments by written consent on July 23, 2018.

Section 78.320 of the Nevada Revised Statutes (the “NRS”) provides that the written consent of the holders of outstanding shares of voting capital stock having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted can approve an action in lieu of conducting a special stockholder’ meeting convened for the specific purpose of such action. The NRS and our Amended and Restated Bylaws, however, require that in the event an action is approved by written consent, a company must provide prompt notice of the taking of any corporate action without a meeting to the stockholders of record who have not consented in writing to such action and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for such meeting had been the date that written consents signed by a sufficient number of stockholders to take the action were delivered to a company.

This Information Statement is first being mailed on or about July ___, 2018, to our Stockholders of Record and is being delivered to inform the Stockholders of Record of the Plan Amendments in accordance with Rule 14c-2 of the Exchange Act, the NRS and our Amended and Restated Bylaws. We are not aware of any substantial interest, direct or indirect, by security holders or otherwise, that is in opposition to matters of the actions taken.

We anticipate that the Plan Amendments will become effective, for the purpose of obtaining the requisite approval of stockholders under of Sections 422 and 162(m) of the Code, as soon as practicable but in no event will it become effective until at least twenty (20) days after the date this Information Statement is first mailed to our stockholders pursuant to Rule 14c-2 of the Exchange Act.

The entire cost of furnishing this Information Statement will be borne by us. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of our voting securities held of record by them and we will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

DIVIDEND POLICY

The holders of shares of Common Stock are entitled to receive pro rata dividends, when and if declared by the Board in its discretion, out of funds legally available therefore. The payment of any such dividends will depend on the Company’s financial condition, results of operations, capital requirements and such other factors as the Board deems relevant.

NO APPRAISAL OR DISSENTERS’ RIGHTS

The NRS does not provide for dissenter’s rights or appraisal rights in connection with the Plan Amendments nor have we provided for such rights in our Amended and Restated Articles of Incorporation or Amended and Restated Bylaws.

AMENDMENT TO 2014 EQUITY INCENTIVE PLAN TO (I) INCREASE THE MAXIMUM
NUMBER OF AVAILABLE SHARES UNDER THE PLAN TO 10,000,000, AND (II)
IN CONNECTION WITH SECTION 162(M) OF CODE, INCREASE THE
MAXIMUM NUMBER OF SHARES WITH RESPECT TO ONE OR MORE
OPTIONS THAT MAY BE GRANTED DURING ANY ONE FISCAL YEAR
UNDER THE PLAN TO ANY ONE PARTICIPANT TO 1,000,000.

On October 26, 2017, our Board unanimously approved the Plan Amendments.

On the Record Date, there were 31,060,027 shares of our Common Stock issued and outstanding. Our Common Stock is our only class of voting securities outstanding. Each share of Common Stock has one vote per share on all matters submitted to a vote of our stockholders. Pursuant to Section 78.320 of the NRS, at least a majority of the voting capital stock of the Company, or at least 15,530,014 shares of common stock, is required to approve the Plan Amendments by written consent.

The following table sets forth the name of the Majority Stockholder that approved the Plan Amendments, the number of shares of Common Stock owned by the Majority Stockholder, the total number of shares approving the Plan Amendments, and the percentage of the issued and outstanding voting equity of the Company approving the Plan Amendments:

Name of Stockholder	Number of Shares Owned by Stockholder	Number of Shares of Common Stock that Voted in Favor of the Actions	Percentage of the Voting Equity that Voted in Favor of the Action (2)
Esenjay Investments, LLC (1)	15,992,399	15,992,399	51.5%	(2)
Total				(2)

(1)	Esenjay Investments, LLC is controlled and beneficially owned by Michael Johnson, our director.
(2)	Based on a total of 31,060,027 shares of the Company’s issued and outstanding Common Stock, as of July 23, 2018.

Background and Reasons for the Plan Amendments

The use of stock-based awards under the 2014 Plan has been a key component of our compensation program since its original adoption in 2014. The 2014 Plan helps us attract and retain talented employees, directors and consultants and provides a means for those persons to acquire stock ownership or awards, the value of which is tied to our performance and the performance of our common stock.

The 2014 Plan, as initially adopted, set the authorized number of shares available for grant under the 2014 Plan at 10,000,000 shares of common stock (“Original Maximum Number”). On August 18, 2017, we effected a 1:10 reverse stock split (the “Reverse Stock Split”), which in effect proportionately decreased the Original Maximum Number Under the 2014 Plan to 1,000,000 shares and the maximum number of shares that may be subject to all awards granted to any one participant in each fiscal year from 1,000,000 shares to 100,000 shares (“162(m) Limits”). The purpose of the Plan Amendments is to increase the number of shares available for grant under the 2014 Plan back to the levels prior to the Reverse Stock Split. Specifically the Plan Amendments increased the maximum number of available shares under the Plan to 10,000,000 shares, and increase the 162(m) Limits to 1,000,000 shares.

The Board unanimously approved the Plan Amendments on October 26, 2017 (“Board Approval”), subject to stockholder approval within twelve (12) months from Board Approval. The Majority Stockholder, holding 15,992,399 shares of our common stock, which represents 51.5% of the voting power of our outstanding capital stock, approved the Plan Amendments by written consent on July 23, 2018.

We believe that approval of the Plan Amendments will give us the flexibility to continue making stock-based grants and other awards permitted under the 2014 Plan over the next six (6) years in amounts determined appropriate by the Board or our compensation committee; however, this timeline is simply an estimate used to determine the number of additional shares of common stock made available under the requested Plan Amendments and future circumstances may require a change to expected equity grant practices. These circumstances include, but are not limited to, the future price of our common stock, award levels and our hiring activity over the next few years. The closing market price of our common stock as of July 23, 2018, was $2.50 per share, as reported on the OTCQB.

As of October 26, 2017, our dilution prior to the Plan Amendment (which is the number of shares available for grant under the 2014 Plan, divided by the total number of shares of our common stock outstanding) is approximately 4% and our dilution with the Plan Amendment but prior to any subsequent grants is approximately 39.8%. While we are aware of the dilutive effect of compensatory equity awards, we also recognize the significant motivational and performance benefits that may be achieved from making such awards available.

Summary of the 2014 Plan as amended by the Plan Amendments

The following summary of the 2014 Plan, as amended by the Plan Amendments (the “Amended Plan”), is not a complete description of all provisions of the Amended Plan and should be read in conjunction with, and is qualified in its entirety by reference to, the complete text of (i) the 2014 Plan, which was filed as Exhibit 10.23 on Form 10-Q filed with the Securities and Exchange Commission (“SEC”) on May 15, 2015, and (ii) the Amendment to the Flux Power Holdings, Inc. 2014 Equity Incentive Plan, which is attached to this Information Statement as Appendix 1.

Structure. The Amended Plan allows for the grant of options, restricted stock, and unrestricted stock (“awards”) at the discretion of the Administrator.

Number of Shares. As of the effective date of the Reverse Stock Split, the total number of shares of common stock reserved and available for delivery in connection with awards under the 2014 Plan was 1,000,000. On October 26, 2017, the Board amended the 2014 Plan to increase the maximum number of available shares under the Plan to 10,000,000 shares. The Plan Amendments were approved by the Majority Stockholder by written consent on July 23, 2018. As of June 30, 2018, a total of 3,574,473 shares of common stock have been issued pursuant to or are subject to options under the Amended Plan, net of allowed cancellations for termination of employment. Therefore, at June 30, 2018, a total of 6,425,527 shares of common stock were authorized and remained available for issuance under the Amended Plan.

Administration. Authority to control and manage the operation and administration of the Amended Plan will be vested in a committee consisting of two (2) or more members of the Board of Directors (“Committee”), or if none, in the Board of Directors. It is intended that the Committee members will be “non-employee directors” (within the meaning of Rule 16b-3 promulgated under the Exchange Act) and “outside directors” (within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). Currently our Board of Directors is undertaking the administration of the Amended Plan. The Committee will serve as the Administrator with respect to the Amended Plan. The Administrator has the authority to interpret the Amended Plan and the rights underlying any grants or awards made subject to the Amended Plan. Any decision or action of the Administrator in connection with the Amended Plan is final and binding.

No director shall be liable for any action, excepting willful misconduct or gross negligence, arising out of or related to the Amended Plan provided the director was acting in good faith and for a purpose believed to have been in our best interests or the best interests of our stockholders.

Term. The Administrator may grant awards pursuant to the Amended Plan until it is discontinued or terminated; provided, however, that no Award may be granted under the Amended Plan after November 26, 2024.

Eligibility. Our employees, directors, officers and consultants or any of our subsidiary corporations (whether now existing or subsequently established) are eligible to participate in the Amended Plan. Determinations as to which eligible persons shall be granted awards shall be made by the Administrator.

Limitations on Awards. As of the effective date of the Reverse Stock Split, the 162(m) Limits was adjusted to 100,000. On October 26, 2017, the Board amended the 2014 Plan to increase 162(m) Limits back to 1,000,000 shares. The Plan Amendments were approved by the Majority Stockholder by written consent on July 23, 2018.

Pursuant to the Plan Amendments, the maximum number of shares of stock that may be granted with respect to one or more options during any one fiscal year under the Amended Plan to any one participant shall be 1,000,000 (all of which may be granted as incentive stock options subject to the $100,000 limitation with regard to incentive stock options first exercisable). Determinations will be made in a manner that is consistent with Section 162(m) of the Code and regulations promulgated thereunder. These limitations will not apply in any circumstance in which the Administrator determines that compliance with Section 162 (m) of the Code is not necessary. These limits are not intended to suggest that the amount of compensation received by any covered employee or other participants will be the maximum in the Amended Plan.

Payment for Shares. Payment for shares purchased pursuant to the Amended Plan may be made in cash, or, where approved by the Administrator, at its sole discretion, by one or more of the following methods: (i) by cancellation of indebtedness to the participant, (ii) by surrender of our shares owned by the participant for more than six (6) months or a lesser period if exempt from Section 16 of the Securities Exchange Act, (iii) by “deemed net-stock exercise” in which the participant exercises by forfeiting shares equal to exercise price, or (iv) by broker-assisted payment in which a broker has irrevocable instructions to deliver the amount of sale proceeds necessary to pay the exercise price and tax withholding obligations.

Stock Options. Stock options may be issued as incentive stock options (ISOs) or non-qualified stock options. One or more options may be granted to each eligible person. The options granted under the Amended Plan will be evidenced by an award agreement. The Administrator shall specify the grant date, exercise price, terms and conditions for the exercise of the options. No option under the Amended Plan shall terminate later than ten (10) years after the date of grant. Options may be exercised by delivery to us of a written stock option exercise agreement together with payment in full of the exercise price for the number of shares being purchased. The exercise price shall be at least one hundred percent (100%) of the fair market value of the shares on the date of grant.

No option shall be transferable other than by will or by the laws of descent and distribution and during the lifetime of the participant, only the participant, his or her guardian or legal representative may exercise an option. Notwithstanding the foregoing, an ISO may be transferred pursuant to a domestic relations order that would satisfy Section 414(p)(1)(A) of the Code if applicable to an award under the Amended Plan and non-qualified options may be transferred to a participant’s former spouse pursuant to a property settlement made part of an agreement or court order incident to the divorce. Also, the Administrator may provide for transfer of a non-qualified stock option without payment of consideration to designated family members and certain other entities specified in the Amended Plan. The terms applicable to any assigned option shall be the same as those in effect for the option immediately prior to such assignment. A request to assign an option may be made only by delivery to us of a written stock option assignment request.

Restricted Stock Awards. The Administrator shall determine all terms and conditions of the restricted stock award. Unless the Administrator provides otherwise, holders of restricted stock shall have the right to vote such restricted stock and the right to receive any dividends declared or paid with respect to such restricted stock. Except as otherwise determined by the Administrator at the time of the grant of the award or thereafter, (i) upon failure to affirmatively accept the grant of a restricted stock award by execution of a restricted stock award agreement, (ii) termination of employment during the applicable restriction period, (iii) failure to satisfy the restriction period or (iv) failure to satisfy a performance goal during the applicable restriction period, restricted stock that is at that time subject to restrictions will immediately be forfeited and returned to us. Notwithstanding the foregoing, the Administrator may provide in any award agreement that restrictions or forfeiture conditions relating to restricted stock will be waived in whole or in part in the event of terminations resulting from specified causes, and the Administrator may in other cases waive in whole or in part restrictions or forfeiture conditions relating to restricted stock. We also have the right to require the return of all dividends paid on such shares, whether by termination of any escrow arrangement under which such dividends are held or otherwise.

Unless otherwise provided in the award agreement, prior to the vesting of restricted stock, restricted stock awards, granted under the Amended Plan, and any rights and interests therein, including the restricted stock itself, will not be transferable or assignable by the participant, and may not be made subject to execution, attachment or similar process, otherwise than by will or by the laws of descent and distribution or as consistent with the award agreement. Unless otherwise provided in the Amended Plan, during the lifetime of the participant, a restricted stock award and any rights and interests therein, will be exercisable only by the participant, and any election with respect thereto may be made only by the participant. Any attempt to transfer a restricted stock award will be void and the award and the restricted stock will be forfeited by the participant unless the attempted transfer is found to be unintentional.

Unrestricted Stock Awards. The Administrator may, in its sole discretion, award stock awards such as stock bonuses free of restriction or limitation.

Federal Income Tax Matters

The following is a general summary under current law of the material federal income tax consequences to participants in the Amended Plan under U.S. law. This summary deals with the general tax principles that apply and is provided only for general information. Certain types of taxes, such as state and local income taxes and taxes imposed by jurisdictions outside the U.S. are not discussed. Tax laws are complex and subject to change and may vary depending on individual circumstances and from locality to locality. The summary does not discuss all aspects of income taxation that may be relevant to a participant in light of his or her personal investment circumstances. This summarized tax information is not tax advice.

Section 162(m) of the Code. Section 162(m) of the Code generally limits to $1 million the amount that a publicly held corporation is allowed each year to deduct for the compensation paid to the corporation’s chief executive officer, chief financial officer and certain of the corporation’s current and former executive officers.

Options. Under present law, an optionee will not recognize any taxable income on the date an NSO is granted pursuant to the Amended Plan. Upon exercise of the option, however, the optionee must recognize, in the year of exercise, compensation taxable as ordinary income in an amount equal to the difference between the option price and the fair market value of our common stock on the date of exercise. Upon the sale of the shares, any resulting gain or loss will be treated as capital gain or loss. We will receive an income tax deduction in its fiscal year in which NSOs are exercised equal to the amount of ordinary income recognized by those optionees exercising options, and must comply with applicable tax withholding requirements.

ISOs granted under the Amended Plan are intended to qualify for favorable tax treatment under Section 422 of the Code. Under Section 422, an optionee recognizes no taxable income when the option is granted. Further, the optionee generally will not recognize any taxable income when the option is exercised if he or she has at all times from the date of the option’s grant until three (3) months before the date of exercise been our employee. Ordinarily we are not entitled to any income tax deduction upon the grant or exercise of an incentive stock option. This favorable tax treatment for the optionee, and the denial of a deduction for us, will not, however, apply if the optionee disposes of the shares acquired upon the exercise of an incentive stock option within two (2) years from the granting of the option or one (1) year from the receipt of the shares.

Restricted Stock Awards. Generally, no income is taxable to the recipient of a restricted stock award in the year that the award is granted. Instead, the recipient will recognize compensation taxable as ordinary income equal to the fair market value of the shares in the year in which the risks of forfeiture restrictions lapse. Alternatively, if a recipient makes an election under Section 83(b) of the Code, the recipient will, in the year that the restricted stock award is granted, recognize compensation taxable as ordinary income equal to the fair market value of the shares on the date of the award. Normally we will receive a corresponding deduction equal to the amount of compensation the recipient is required to recognize as ordinary taxable income, and must comply with applicable tax withholding requirements.

Unrestricted Stock Awards. Generally, the recipient will, in the year that the unrestricted stock award is granted, recognize compensation taxable as ordinary income equal to the fair market value of the shares on the date of the award. Normally we will receive a corresponding deduction equal to the amount of compensation the recipient is required to recognize as ordinary taxable income, and must comply with applicable tax withholding requirements.

Registration with the SEC

We intend to file a Registration Statement on Form S-8 relating to the issuance of shares of our common stock under the Amended Plan with the SEC pursuant to the Securities Act of 1933, as amended, as soon as is practicable.

Number of Awards Granted to Employees, Directors, and Consultants

Our officers and members of the Board will be eligible to receive grants under the Amended Plan and therefore have an interest in the Plan Amendments.

Because grants under the Amended Plan to participants are within the discretion of the Committee (or its delegate), it is not possible to determine the grants that will be made to participants under the Amended Plan.

The Amended Plan authorizes the grant of discretionary awards to non-employee directors, the terms and conditions of which are determined by the Committee. Historically, our non-employee directors have received equity grants under the 2014 Plan from time to time.

The following table sets forth information with respect to the number of Shares subject to equity awards previously granted under the Amended Plan since its inception through July 23, 2018, for certain individuals:

Name of Individual or Group	Number of Options Granted	Number of Shares Subject to Stock Awards
Ronald Dutt, Officer	1,365,000	0
Jonathan A. Berry, Officer	680,106	0
Michael Johnson, Director	89,547	0
Christopher Anthony, Director	60,000	0
James Gevarges, Director	89,547	0
All current non-employee directors as a group	239,094	0
All employees as a group (excluding executive officers)	1,280,273	0
All associates of the foregoing	0	0

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

We have not established a Compensation Committee and our Board of Directors will serve this function.

EXECUTIVE COMPENSATION

Compensation for our Named Executive Officers

The following table sets forth information concerning all forms of compensation earned by our named executive officers during the fiscal years ended June 30, 2017 and 2016 for services provided to the Company and its subsidiaries (not adjusted for the Reverse Stock Split).

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)

Ronald F. Dutt, Chief Executive	2017	$170,000	$-	$-	$-	$-	$-	$170,000
Officer, President, Chief Financial Officer, Director and Corporate Secretary(2)	2016	$170,000	$-	$-	$48,968	$-	$-	$218,968

(1)
The grant date fair value was determined in accordance with the provisions of FASB ASC Topic No. 718 using the Black-Scholes valuation model with assumptions described in more detail in the notes to our audited financial statements included in this report.

(2)
Mr. Dutt’s Employment Agreement effective December 11, 2012, provided for option grants of 20,000. On July 30, 2013, Mr. Dutt was granted 175,000 shares of non-qualified stock options. On December 22, 2015, Mr. Dutt was granted 190,000 shares of incentive stock options subject to certain vesting restrictions.

Benefit Plans. We do not have any profit sharing plan or similar plans for the benefit of our officers, directors or employees. However, we may establish such plan in the future.

Equity Compensation Plan Information (Not Adjusted for the Reverse Stock Split or Plan Amendment). In connection with the reverse acquisition of Flux Power, Inc. in 2012, we assumed the 2010 Option Plan. As of June 30, 2017, the number of options outstanding to purchase common stock under the 2010 Option Plan was 385,000. No additional options to purchase common stock may be granted under the 2010 Option Plan.

On November 26, 2014, our board of directors approved our 2014 Equity Incentive Plan (the “2014 Option Plan”), which was approved by our shareholders on February 17, 2015. The 2014 Option Plan offers selected employees, directors, and consultants the opportunity to acquire our common stock, and serves to encourage such persons to remain employed by us and to attract new employees. The 2014 Option Plan allows for the award of stock and options, up to 10,000,000 shares of our common stock. We granted 438,000 incentive stock options under the 2014 Option Plan during Fiscal 2016 of which 331,000 remain outstanding at June 30, 2017. No options were granted during Fiscal 2017.

As of June 30, 2017, we have 331,000 incentive stock options and 385,000 non-qualified options exercisable and outstanding which were granted from the 2014 Option Plan and 2010 Option Plan, respectively.

The following table sets forth certain information concerning unexercised options, stock that has not vested, and equity compensation plan awards outstanding as of June 30, 2017, for the named executive officers below:

	Option Awards(1)						Stock Awards
Name	Award Grant Date	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

Ronald Dutt	12/22/2015	118,750	71,250	71,250	0.50	12/22/2025	-	$-	-	$-
7/30/2013		173,177	1,823	-	1.0	7/30/2023	-	$-	-	$-

(1)
The fair value of each option grant is estimated at the date of grant using the Black-Scholes option pricing model. Expected volatility is calculated based on the historical volatility of the Company’s stock. The risk free interest rate is based on the U.S. Treasury yield for a term equal to the expected life of the options at the time of grant.

Compensation of Non-Executive Directors

Aggregated Option/SAR exercised and Fiscal year-end Option/SAR value table. Neither our executive officers nor the other individuals listed in the tables above exercised options or SARs during the last fiscal year.

Long-term incentive plans. No long term incentive awards were granted by us in the last fiscal year.

Employment Agreements with Executive Officers. We entered into an Employment Agreement with our current chief executive officer, Ronald F. Dutt, effective December 11, 2012. Mr. Dutt is an “at-will” employee of Flux Power Holdings, Inc. The Employment Agreement provides for an annual salary of $170,000.

There were no performance based bonuses paid for fiscal years ended June 30, 2017 and 2016.

Compensation Committee Interlocks and Insider Participation. We have not established a Compensation Committee and our Board of Directors will serve this function.

Director Independence. We currently do not have any independent directors as the term “independent” is defined by the rules of the Nasdaq Stock Market.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of the Record Date, information known to us relating to the beneficial ownership of these shares by:

(i)  each person who is the beneficial owner of more than five percent (5%) of the outstanding shares of voting securities;

(ii) each director;

(iii) each executive officer; and

(iv) all executive officers and directors as a group.

We believe that all persons named in the table have sole voting and investment power with respect to all shares beneficially owned by them. Under securities laws, a person is considered to be the beneficial owner of securities he owns and that can be acquired by him within sixty (60) days from July 23, 2018, upon the exercise of options, warrants, convertible securities or other understandings. We determine a beneficial owner’s percentage ownership by assuming that options, warrants or convertible securities that are held by him, but not those held by any other person and which are exercisable within sixty (60) days of July 23, 2018, have been exercised or converted.

Name and Address of Beneficial Owner (1)	Shares Beneficially Owned	% of Class
Officers and Directors
Michael Johnson, Director	31,218,003(2)	67.45%
Ron Dutt, Chief Executive Officer, President, Interim Chief Financial Officer and Director	669,725(3)	2.11%
Jonathan A. Berry, Chief Operating Officer	98,438(4)	0.32%
Christopher Anthony, Director	926,882(5)	2.98%
James Gevarges, Director	665,488(6)	2.14%

(1)
All addresses above are 985 Poinsettia Ave., Suite A, Vista, California 92081, unless otherwise stated.

(2)
The 31,218,003 shares beneficially owned include shares held by Esenjay Investments, LLC, of which Mr. Johnson is the sole director and beneficial owner. Includes 15,992,399 shares of Common Stock, 74,547 stock options, 625,000 warrants and 14,526,057 shares representing the maximum amount issuable upon the conversion of existing convertible debt so long as such conversion will not cause us to exceed the authorized number of shares of Common Stock (“Restriction”). Excludes an additional [N/A] shares of Common Stock that would be issuable upon conversion of existing convertible debt without the Restriction.

(3)
The 669,725 shares beneficially owned includes 4,100 shares of Common Stock and 665,625 stock options.

(4)
The 98,438 shares beneficially owned includes 98,438 stock options.

(5)
The 926,882 shares beneficially owned includes 881,882 shares of common stock and 45,000 stock options.

(6)
The 665,488 shares beneficially owned includes 590,941 shares of common stock and 74,547 stock options.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

Only one Information Statement is being delivered to multiple security holders sharing an address unless we have received contrary instructions from one or more of its security holders. We undertake to deliver promptly, upon written or oral request, a separate copy of the Information Statement to a security holder at a shared address to which a single copy of the documents was delivered and provide instructions as to how a security holder can notify us that the security holder wishes to receive a separate copy of the Information Statement.

Security holders sharing an address and receiving a single copy may request to receive a separate Information Statement at Flux Power Holdings, Inc., 985 Poinsettia Ave., Suite A, Vista, California 92081. Security holders sharing an address can request delivery of a single copy of the Information Statement if they are receiving multiple copies may also request to receive a separate Information Statement at Flux Power Holdings, Inc., 985 Poinsettia Ave., Suite A, Vista, California 92081, telephone: (760) 741-3589.

FORWARD-LOOKING STATEMENTS

This Information Statement may contain certain “forward-looking” statements (as that term is defined in the Private Securities Litigation Reform Act of 1995 or by the SEC in its rules, regulations and releases) representing our expectations or beliefs regarding our company. These forward-looking statements include, but are not limited to, statements concerning our operations, economic performance, financial condition, and prospects and opportunities. For this purpose, any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the generality of the foregoing, words such as “may,” “will,” “expect,” “believe,” “anticipate,” “intend,” “could,” “estimate,” “might,” or “continue” or the negative or other variations thereof or comparable terminology are intended to identify forward looking statements. These statements, by their nature, involve substantial risks and uncertainties, certain of which are beyond our control, and actual results may differ materially depending on a variety of important factors, including factors discussed in this and other of our filings with the SEC.

WHERE YOU CAN OBTAIN ADDITIONAL INFORMATION

We are required to file annual, quarterly and special reports, and other information with the SEC. You may read and copy any document we file at the SEC’s public reference rooms at 100 F Street, N.E, Washington, D.C. 20549. You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information on the operation of the public reference rooms. Copies of our SEC filings are also available to the public from the SEC’s web site at www.sec.gov.

We will provide, upon request and without charge, to each stockholder receiving this Information Statement a copy of our filings with the SEC and other publicly available information. A copy of any public filing is also available, at no charge, by contacting Flux Power Holdings, Inc., 985 Poinsettia Ave., Suite A, Vista, California 92081, telephone: (760) 741-3589.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. THIS INFORMATION STATEMENT IS PROVIDED TO THE HOLDERS OF COMMON STOCK OF THE COMPANY AS OF THE RECORD DATE ONLY FOR INFORMATIONAL PURPOSES IN CONNECTION WITH THE PLAN AMENDMENTS PURSUANT TO AND IN ACCORDANCE WITH RULE 14C-2 OF THE EXCHANGE ACT. PLEASE READ THIS INFORMATION STATEMENT CAREFULLY.

Dated: July __, 2018

By Order of the Board of Directors

Ronald Dutt
Chief Executive Officer, President, Chief Financial Officer and Director

APPENDIX 1

AMENDMENT TO THE
FLUX POWER HOLDINGS, INC.
2014 EQUITY INCENTIVE PLAN
(Effective as of October 26, 2017)

WHEREAS, Flux Power Holdings, Inc. (“Flux”) established the Flux Power Holdings, Inc. 2014 Equity Incentive Plan (the “Plan”), originally effective as of November 26, 2014, under which Flux is authorized to grant equity-based incentive awards to its employees, directors, officers and consultants in the service of Flux or any subsidiary corporation;

WHEREAS, pursuant to Section 4.1 of the Plan, 10,000,000 shares of common stock were reserved and available for grant and issuance pursuant to the Plan (the “Original Maximum Number”);

WHEREAS, on August 18, 2017, the Corporation effected a 1:10 reverse stock split, which in effect proportionately decreased the Original Maximum Number under the Plan to 1,000,000 shares of common stock;

WHEREAS, Section 23 of the Plan provides that the Board of Directors of Flux (“Board”) may amend the Plan to increase the Plan’s share limitation with the approval of the stockholders;

WHEREAS, on October 26, 2017, the Board approved the amendment to the Plan to (i) increase the maximum number of available shares under the Plan to 10,000,000 shares, and (ii) in connection with Section 162(m) of the Internal Revenue Code, increase the maximum number of shares with respect to one or more options that may be granted during any one fiscal year under the Plan to any one participant to 1,000,000 (collectively the “Plan Amendments”); and

WHEREAS, on July ___, 2018, a notice to Flux’s stockholders was provided informing that a controlling stockholder holding a majority of Flux’s outstanding voting capital stock approved the Plan Amendments on July 23, 2018.

NOW, THEREFORE, effective October 26, 2017, the Plan is amended as set forth below:

1.           Section 4.1 of the Plan is hereby deleted and replaced in its entirety with the following:

“4.1.           Number of Shares Available. Subject to Section 4.2, the total number of Shares reserved and available for grant and issuance pursuant to this Plan will be ten million (10,000,000) (the “Maximum Number”). Not more than the Maximum Number of shares of Stock shall be granted in the form of Incentive Stock Options. Shares issued under the Plan will be drawn from authorized and unissued shares or shares now held or subsequently acquired by the Company.”

2.           Section 4.3 of the Plan is hereby deleted and replaced in its entirety with the following:

4.3.           Limitations on Awards. Notwithstanding any provision in the Plan to the contrary (but subject to adjustment as provided in Section 4.2), the Maximum Number of Shares of Stock with respect to one or more Options that may be granted during any one fiscal year under the Plan to any one Participant will be one million (1,000,000). Determinations under the preceding sentence will be made in a manner that is consistent with Section 162(m) of the Code and regulations promulgated thereunder. The provisions of this Section will not apply in any circumstance with respect to which the Administrator determines that compliance with Section 162(m) of the Code is not necessary.

3.
Except as set forth above, the Plan shall continue to read in its current state.

Flux Power Holdings, Inc.
Ronald Dutt, Chief Executive Officer, President, Chief Financial Officer & Director

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